SAN Holdings, Inc. Form 10-Q — Exhibit 10.6

HARRIS LOAN AUTHORIZATION AGREEMENT

The Company referred to below has applied for, and Harris Trust and Savings Bank, Chicago, Illinois (“Bank”), has approved the establishment of, a loan authorization account (“Loan Account”) from which the Company may from time to time request loans up to the maximum amount of credit shown below (the “Maximum Credit”). Interest on such loans is computed at a variable rate which may change daily based upon changes in the Bank’s Prime Rate. The Company may make principal payments at any time and in any amount. The request by the Company for, and the making by the Bank of, any loan against the Loan Account shall constitute an agreement between the Company and the Bank as follows:

  Name of Company:   SAN Holdings, Inc., a Colorado corporation

  Address:                    900 West Castleton Road, Suite 100
                                      Castle Rock, CO 80104

Type of Loan Account:	X Revolving, which means as principal is repaid, the Company may reborrow subject to this Agreement.

         Multiple Advances, which means that the Company may not reborrow any amounts that have been repaid but may still borrow the difference between the Maximum Credit and the principal amounts of prior borrowings.

  Amount of Maximum Credit: $2,000,000.00

  Each Loan Requested Shall Be At Least: $100,000

Variable Interest Rate:	The interest rate applicable prior to the Maturity Date equals the rate per annum announced by the Bank from time to time as its prime commercial rate (the “Prime Rate”) plus 0.25%.

  Maturity Date: The Loan Account terminates, and Loans are payable, ON DEMAND (but if no demand, no later than one year from the date hereof).

  Periodic Statement reflecting accrued interest will be sent and interest will be payable:

X Monthly; ______ Quarterly

Payments shall be due at the Bank’s principal office in Chicago, Illinois, paid to the order of the Bank, and made by:

_______ Debit to Harris Account #______________; X By Check

1.

Using the Account. All loans and advances from the Loan Account are referred to in this Agreement as “Loans”. Loan requests must be in writing (including by facsimile) or by telephone and shall be sent to the Company’s Harris Account Officer on or before the date of such proposed borrowing. Loan proceeds shall be credited to the Company’s deposit account at the Bank unless the Bank is directed otherwise by special written directions from the Company. The amount of each loan requested shall be at least the minimum amount shown above, and the Bank shall have the right to refuse to honor any loan requested by the Company which is less than that minimum amount, even if the Bank has previously honored a loan request for less than the minimum amount. The Company shall not request any Loan which, when taken together with the Loans then outstanding, would exceed the Maximum Credit. Upon each request for a Loan, the Company shall furnish to the Bank certificates in the form of Exhibit B hereto, properly completed and duly certified by Sun Capital Partners II, LP (the “Guarantor”). If Loans are secured directly or indirectly by securities traded on a national exchange or by other “margin stock” (as defined by the Federal Reserve Board in Regulation U), then the Company promises to furnish the Bank a duly executed and completed Form U-1 statement and agrees that the proceeds of Loans from the Loan Account will not be used to purchase or carry stock, convertible bonds or warrants unless the Company has obtained the prior written consent of the Bank.

Loans will be made available from the Loan Account subject to the Bank’s approval on a loan-by-loan basis as and when Loans are requested by the Company.

All Loans shall be made against and evidenced by the Company’s promissory note payable to the order of the Bank in the principal amount of $2,000,000.00, such note to be in the form of Exhibit A attached hereto (the “Note”). The Bank agrees that notwithstanding the fact that the Note is in the principal amount of $2,000,000.00, it shall evidence only the actual unpaid principal balance of Loans made under the Loan Account. All Loans made against the Note and the status of all amounts evidenced by the Note shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the Note and the unpaid principal balance and status and rates so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Note of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates applicable thereto, absent manifest error; provided that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of the Note together with accrued interest thereon. The Bank agrees that if it transfers or assigns the Note, the Bank will stamp thereon a statement of the actual principal amount evidenced thereby at the time of transfer. The Company agrees that in any action or proceeding instituted to collect or enforce collection of the Note, the amount shown as owing the Bank on its records shall be prima facie evidence of the unpaid balance of principal and interest on the Note, absent manifest error.

2.

Interest. The Company shall pay the Bank interest on the unpaid principal balance of Loans in accordance with the terms of this Agreement. Accrued interest will be billed monthly, and is due by the last day of each month (each, an “Interest Payment Date”). Interest for each billing period is computed by applying a daily periodic rate based on the Bank’s Prime Rate plus 0.25% to each day’s ending Loan balance. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. The Bank’s Prime Rate reflects market rates of interest as well as other factors, and it is not necessarily the Bank’s best or lowest rate. The daily Loan balance shall be computed by taking the principal balance of Loans at the beginning of each day, adding any Loans posted to the Loan Account that day, and subtracting any principal payments posted to the Loan Account as of that day. Interest begins to accrue on the date a Loan is posted to the Loan Account. The principal balance of Loans which remains unpaid after demand for repayment shall bear interest until paid in full at a post-maturity rate of 2% per annum above the interest rate otherwise applicable to the Loans (determined as aforesaid). The interest rate payable under this Agreement shall be subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Company may contract to pay under applicable law.

3.	Fees. The Company agrees to pay to the Bank a non-refundable Closing Fee in the amount of $5,000.

4.	Guaranty. The Guarantor shall at all times guarantee all Loans.

5.

Maturity Date; Payments. The Company shall pay to the Bank the principal balance of outstanding Loans together with any accrued interest ON DEMAND (but if no demand, no later than one year from the date hereof). Payments received by the Bank shall be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise directed. If any payment from the Company under this Agreement becomes due on a Saturday, Sunday, or a day which is a legal holiday for banks in the State of Illinois, such payment shall be made on the next bank business day and any such extension shall be included in computing interest under this Agreement.

6.

Periodic Statements. The Bank will furnish the Company with a statement for each billing period (either monthly or quarterly as shown on the front of this Agreement) which has any transaction or balance.

7.

Financial Statements. The Company agrees to furnish financial information of the Company and the Guarantor to the Bank upon request of the Bank from time to time. Such information shall be furnished as soon as reasonably possible, but in any event within 30 days after request by the Bank. Without any such request, the Company shall furnish, or cause to be furnished, to the Bank:

     (a) as soon as available, and in any event within 30 days after the last day of each month, a copy of the consolidated balance sheet of the Company and its subsidiaries as of the last day of such month and the consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for the month and the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with general accepted accounting principles (“GAAP”), except as otherwise stated therein, and certified to by its chief financial officer or such other officer reasonably acceptable to the Bank;

     (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its subsidiaries as of the close of such period and the consolidated statements of income, retained earnings and cash flows of the Company and its subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Ernst & Young or another firm of independent public accountants of recognized national standing, selected by the Company and reasonably satisfactory to the Bank, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended;

     (c) as soon as available, and in any event within 45 days after the last day of each month, a certificate as of such date in the form, or substantially the form of Exhibit B hereto, properly completed and certified by the Guarantor;

     (d) as soon as available, and in any event within 45 days after the close of each fiscal quarter of the Guarantor, a copy of the Guarantor’s balance sheet as of the last day of such fiscal quarter and its statements of income, retained earnings and cash flows for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Guarantor in accordance with GAAP and certified to by its chief financial officer or such other officer reasonably acceptable to the Bank; and

     (e) as soon as available, and in any event within 90 days after the close of each fiscal year of the Guarantor, a copy of the Guarantor’s balance sheet as of the last day of the fiscal year then ended and its statements of income, retained earnings and cash flows for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion of Grant Thornton or another firm of independent public accountants of recognized standing, selected by the Guarantor and reasonably satisfactory to the Bank to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of the Guarantor as of the close of such fiscal year and the results of our operations and cash flows for the fiscal year then ended.

8.

Representations and Warranties. In consideration of establishing and maintaining the Loan Account, the Company hereby represents and warrants to the Bank that: (a) the Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) the execution, delivery, and performance by the Company of this Agreement and the Note are within its powers, have been duly authorized by all necessary action, and do not contravene the Company’s articles of incorporation or by-laws or any law or contractual restriction binding on or affecting the Company; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Company’s due execution, deliver, and performance of this Agreement or the Note; (d) this Agreement is, and the Note when executed and delivered by the Company will be, the Company’s legal, valid, and binding obligation enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; (e) the Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock; and (f) there is no pending or threatened action or proceeding affecting the Company before any court, governmental agency or arbitrator, which may materially adversely affect the Company’s financial condition or operations or which purports to affect the legality, validity, or enforceability of this Agreement or the Note.

9.

DEMAND OBLIGATION; ENFORCEMENT. THE LOANS ARE PAYABLE “ON DEMAND.” ACCORDINGLY, THE BANK CAN DEMAND PAYMENT IN FULL OF THE LOANS AT ANY TIME IN ITS SOLE DISCRETION EVEN IF THE COMPANY HAS COMPLIED WITH ALL OF THE TERMS OF THIS AGREEMENT.

No delay by the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The Company agrees to pay to the Bank all reasonable expenses incurred or paid by the Bank in connection with the establishment and maintenance of the Loan Account and the collection of the Loans and any court costs and other reasonable amounts due under this Agreement, including, without limitation, reasonable attorneys’ fees. The Bank shall have the right at any time to set-off the balance of any deposit account that the Company may at any time maintain with the Bank against any amounts at any time owing under this Agreement, whether or not the balance of Loans under this Agreement is then due.

10.

Termination; Renewal. The availability of additional Loans under this Agreement will automatically terminate ON DEMAND (but if no demand, no later than one year from the date hereof). The Bank reserves the right at any time without notice to terminate the Loan Account, suspend the Company’s borrowing privileges or refuse any Loan request even though the Company has complied with all of the terms under this Agreement. The Company may terminate this Agreement at any time effective upon receipt by the Bank of at least 15 days prior written notice. No termination under this Section shall affect the Bank’s rights or the Company’s obligations regarding payment or default under this Agreement. Such termination shall not affect the Company’s obligation to pay all Loans and the interest accrued through the date of final payment. The Bank may also elect to honor Loan requests after termination of this Agreement, and the Company agrees that any such payment by the Bank shall constitute a Loan to Company under this Agreement.

11.

Notices. The Bank may rely on instructions from the Company with respect to any matters relating to this Agreement or the Loan Account, including telephone loan requests (including by facsimile) which are made by persons whom the Bank reasonably believes to be the persons authorized by the Company to make such loan requests. All notices and statements to be furnished by the Bank shall be sufficient if delivered to any such person at the billing address for the Loan Account shown on the records of the Bank. All notices from the Company shall be sent to the Bank at P.O. Box 755, Chicago, Illinois 60690, to the attention of the Loan Accounting Division. The Company waives presentment and notice of dishonor. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and no amendment of any provision of this Agreement or the Note shall be effective without the prior written consent of the Guarantor. If any part of this Agreement is unenforceable, that will not make any other part unenforceable. This Agreement shall be governed by the laws of the State of Illinois.

12.

Consent to Jurisdiction. THE COMPANY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.	Jury Trial Waiver. THE COMPANY AND THE BANK WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

* * * * *

     The Company Agrees to the Terms Set Forth Above.

     Signed by Company on May 16, 2003.

SAN HOLDINGS, INC. By: /s/ Benjamin S. Emmons Printed Name: Benjamin S. Emmons Its: Vice President

     Accepted and agreed to this 16th day of May, 2003.

HARRIS TRUST AND SAVINGS BANK By: /s/ Kathleen J. Collins Printed Name: Kathleen J. Collins Its:Vice President

EXHIBIT A

DEMAND NOTE

$2,000,000.00                                                                                                                                         _____________, 2003

     ON DEMAND, for value received, the undersigned, SAN HOLDINGS, INC., a Colorado corporation, promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the “Bank”) at its offices at 111 West Monroe Street, Chicago, Illinois, the principal sum of Two Million Dollars ($2,000,000.00) or, if less, the amount outstanding under the Harris Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Harris Loan Authorization Agreement referred to below.

     This Note evidences borrowings by the undersigned under that certain Harris Loan Authorization Agreement dated as of ______________, 2003, between the undersigned and the Bank; and this Note and the holder hereof are entitled to all the benefits provided for under the Harris Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of Illinois.

SAN HOLDINGS, INC. By: Printed Name: Its: